UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2016, TechTarget, Inc. (the “Company”) entered into a Senior Secured Credit Facilities Credit Agreement with Silicon Valley Bank as Administrative Agent and Lead Arranger and the several lenders parties thereto (the “Credit Agreement”). The Credit Agreement provides that the Company will borrow $50 million in aggregate principal amount pursuant to a five-year term loan and may request to borrow up to an additional $25 million from certain lenders party to the facility, provided that the Company is in compliance with the financial covenants set forth in the Credit Agreement at the time of such additional borrowing. The borrowings under the Credit Agreement are secured by a lien on substantially all of the assets of the Company, including a pledge of the stock of certain of its wholly-owned subsidiaries.

The borrowings under the Credit Agreement must be repaid quarterly in the following manner: 2.5% of the initial aggregate borrowings are due and payable each quarter for the first loan year and 5.0% of the initial aggregate borrowings are due and payable each quarter during each subsequent loan year. At maturity, all outstanding amounts under the Credit Agreement will be due and payable.

Borrowings are subject to satisfaction of certain covenants, including leverage and fixed charge coverage ratio covenants. The Company’s total leverage ratio may not be greater than 2.50 to 1.0 for the first year, with step downs after the first year to a minimum ratio of 1.0 to 1.0 in 2018. The Company’s fixed charge coverage ratio may not be less than 1.25 to 1.00. The Credit Agreement also requires the Company to make representations and warranties and to comply with certain other covenants and agreements that are customary in loan agreements of this type. The Credit Agreement also contains customary events of default, subject to grace periods in certain cases, including non-payment of principal or interest, violations of covenants, bankruptcy and material judgments.

Borrowings are subject to the following interest rates. The annual rate shall be 1.50% plus the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 0.50% or, at the Company’s option, the annual rate shall be LIBOR plus 2.50%.

The borrowings under the Credit Facility may be prepaid by the Company at its option without penalty and must be repaid upon the occurrence of certain events including certain events of default.

The Loan Agreement requires the Company to pay a one-time upfront administration and arrangement fee of approximately $300,000 on the closing date. Thereafter, a non-refundable fee of $25,000 shall be due and payable on each anniversary of the effective date of the Credit Agreement.

The Company intends to use the proceeds from the Credit Agreement to fund stock repurchases pursuant to the Company’s tender offer which is anticipated to commence on May 10, 2016 and for general corporate purposes.

The description of the material terms of the Credit Agreement is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Effective May 5, 2016, in connection with the entry into the Credit Agreement, the Company terminated the Amended and Restated Credit Facility Agreement with Citizens Bank, N.A. (“Citizens”) dated as of June 23, 2015 which provided for a discretionary $5 million demand revolving line of credit (the “Citizens Facility”). In connection therewith, Citizens released its lien on substantially all of the assets of the Company. There were no amounts outstanding under the Citizens Facility. Citizens is a lender under the Credit Agreement.

Item 5.02(b) Departure of Principal Officer or Named Executive Officer

On May 3, 2016, the Board of Directors of the Company (the “Board”) elected Gregory Strakosch to the position of Executive Chairman, and Mr. Strakosch resigned as the Chief Executive Officer of the Company.

Item 5.02(c) Appointment of Principal Officer

Also on May 3, 2016, the Board of Directors elected Michael Cotoia as the Chief Executive Officer of the Company. Biographical information and the business experience of Mr. Cotoia are contained in the Company’s 2016 Proxy Statement dated April 27, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on the same date.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved a new Employment Agreement, dated as of the Effective Date, with Mr. Cotoia (the “Cotoia Employment Agreement”). The Cotoia Employment Agreement provides for an annual salary of $600,000 and annual bonus target of $145,000. The Cotoia Employment Agreement also provides for twelve months’ severance benefits (base and target bonus plus benefits) subject to post-employment non-competition and non-solicitation obligations for a period of twelve months following termination of employment. The description of the Cotoia Employment Agreement is qualified in its entirety by the Cotoia Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Compensation Committee also approved a new Employment Agreement for Mr. Strakosch (the “Strakosch Employment Agreement”). The terms of the Strakosch Employment Agreement are substantially similar to the terms of his prior employment agreement except that Mr. Strakosch’s position is now Executive Chairman. The description of the Strakosch Employment Agreement is qualified in its entirety by the Strakosch Employment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

5.02(d) Election of Director

On May 3, 2016, the Board elected Mr. Cotoia to serve as a Class I director of the Board. As disclosed in this Current Report on Form 8-K, Mr. Cotoia and the Company have entered into the Cotoia Employment Agreement which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

5.02(e) Compensatory Arrangements with Certain Officers

As disclosed in this Form 8-K, Mr. Cotoia and the Company have entered into the Cotoia Employment Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	$50,000,000 Senior Secured Credit Facilities Credit Agreement dated as of May 9, 2016 among TechTarget, Inc. as the Borrower, the several lenders from time to time parties hereto, Silicon Valley Bank as Administrative Agent and Silicon Valley Bank as Lead Arranger

10.2	Employment Agreement by and between the Company and Michael Cotoia dated as of May 3, 2016

10.3	Employment Agreement by and between the Company and Gregory Strakosch dated as of May 3, 2016

99.1	Press Release Issued May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: May 9, 2016	By:	/s/ Jane E. Freedman
Jane E. Freedman Vice President and General Counsel